Exhibit 99.1

Soleno Therapeutics Announces Retirement of James Mackaness and Appointment of Jennifer Fulk as Chief Financial Officer

REDWOOD CITY, Calif., February 26, 2026 – Soleno Therapeutics, Inc. (Soleno) (NASDAQ: SLNO), a biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced the appointment of Jennifer Fulk as Chief Financial Officer, succeeding James Mackaness, who announced that he will be retiring from the Company by the end of the first quarter. Mr. Mackaness will serve as a consultant to Soleno through the end of the year to ensure a smooth transition. Mrs. Fulk brings to Soleno more than two decades of public company experience in leading financial strategy, investor relations, financial reporting, and operational efficiency, with a diverse career progression that includes 15 years at Eli Lilly.

“Jennifer has a proven track record of financial leadership, building high-performing organizations, scaling businesses internationally, and driving profitable growth, and I am very pleased to welcome her to the Soleno team,” stated Dr. Anish Bhatnagar, Chief Executive Officer and Chairman of the Board of Soleno Therapeutics. “As we continue a successful rollout of VYKAT™ XR in the U.S. and pursue regulatory approval in the EU and other territories, we will rely on her insights as we offer new hope to people with Prader-Willi syndrome while maintaining financial discipline and driving long-term value.”

“Also, on behalf of the Soleno Board and team, I would like to thank Jim for his many contributions over the past six-plus years to help get us to this point. He was instrumental in guiding our financial strategy as we progressed through late clinical development, regulatory review and approval, and a very successful U.S. launch. I wish him all the best in his retirement,” Dr. Bhatnagar concluded.

“I am thrilled to join the Soleno team at this point in the Company’s commercial evolution, and look forward to further strengthening its financial foundation,” said Mrs. Fulk. “Soleno is bringing important new treatment options to thousands of patients suffering from debilitating rare diseases, and I could not be more excited to be a part of that mission.”

Mrs. Fulk spent more than 15 years at Eli Lilly and Company in finance executive roles, including Chief Financial Officer, U.S. Bio-Medicines; Vice President, Investor Relations; Vice President, Global Finance and Integration, Elanco; and Chief Financial Officer, Lilly Germany, Austria, and Switzerland. In these roles, she led global finance teams, supported commercial and R&D organizations, and partnered closely with executive leadership on strategy, operations, and capital markets engagement. Mrs. Fulk also served as Chief Operating Officer and Chief Financial Officer of 120Water, Inc. from September 2024 through October 2025. Previously, she served as Chief Financial Officer of Talkspace, Inc., a publicly traded virtual behavioral healthcare company, from July 2021 to May 2024. Mrs. Fulk holds a Bachelor of Science in Information Systems and a Master of Business Administration from Indiana University.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s first commercial product, VYKAT™ XR (diazoxide choline) extended-release tablets, formerly known as DCCR, is a once-daily oral treatment for hyperphagia in adults and children 4 years of age and older with Prader-Willi syndrome and was approved by the U.S. Food and Drug Administration (FDA) on March 26, 2025. For more information, please visit www.soleno.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

Media Contact:

media@soleno.life